UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2004 (November 11, 2004)

SYMBION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50574	62-1625480
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The information required by this Item 1.01 is included in Item 2.01 below and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On November 11, 2004, Symbion, Inc. (“Symbion”), through an indirect wholly-owned subsidiary, SMBIMS Kirkwood, Inc. (the “Symbion Sub”), entered into a Purchase Agreement by and among Symbion Sub, Symbion Ambulatory Resource Centres, Inc. and certain of the owners of Surgery Center Partners, LLC, a Missouri limited liability company operating an ambulatory surgery center located in Kirkwood, Missouri (the “LLC”). Pursuant to the Purchase Agreement, Symbion Sub acquired a 50% membership interest in the LLC for approximately $25.8 million in cash. In addition, one of the owners of the LLC granted Symbion Sub the right to purchase an additional membership interest of approximately 4% from such owner at any time on or before December 31, 2005 for a purchase price equal to the fair market value of the interest at the time of exercise of the option. Symbion Sub also granted one of the owners of the LLC the right to sell an additional membership interest of approximately 3% to Symbion Sub at any time on or before March 31, 2005 for a purchase price of approximately $1.5 million.

     In connection with Symbion Sub’s acquisition of an interest in the LLC, Symbion Sub also entered into a Stock Purchase Agreement with the sole shareholder of Dacot, Inc., a Missouri corporation that manages the surgery center operated by the LLC (“Dacot”), pursuant to which Symbion Sub purchased all of the outstanding capital stock of Dacot for $4.4 million in cash.

     Symbion financed the purchase price for the transactions using proceeds from Symbion’s senior credit facility.

     The press release issued by Symbion announcing the transaction described above and the acquisition of an additional interest in Valley Ambulatory Surgery Center, L.P. is attached hereto as Exhibit 99 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

As of the date hereof, it is impracticable for Symbion to provide the financial statements of the business acquired. In accordance with Item 9.01 of Form 8-K, such financial statements shall be filed by an amendment to this Form 8-K no later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

     (b) Pro Forma Financial Information.

As of the date hereof, it is impracticable for Symbion to provide pro forma financial statements of the business acquired. In accordance with Item 9.01 of Form 8-K, such pro forma financial statements shall be filed by an amendment to this Form 8-K no later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

     (c) Exhibits

           99 Press Release, dated November 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release, dated November 12, 2004